Exhibit 99.1	Malone & Bailey, PC
2925 Briarpark Drive, Suite 930
Houston Texas 77042

15 March 2005

To the Board of Directors
     Veridien Corporation
     Pinellas Park, Florida

We have been engaged to report on the appropriate application of accounting principles generally accepted in the United States applicable to three specific transactions described and discussed in the attached Appendices 1, 2 and 3. This report is being issued to Veridien Corporation for assistance in evaluating accounting principles for the described specific transactions. Our engagement has been conducted in accordance with standards established by the American Institute of Certified Public Accountants.

Summary Description of Transactions
Facts, circumstances, and assumptions relevant to the three specific transactions were provided to us by the management of Veridien Corporation. Those transactions are as summarized below.

2.	Accounting treatment for fiscal 2004 of an investment that Veridien made in Mycosol, Inc.

3.	PCAOB issues raised regarding Veridien’s fiscal 2003 financial statements

a.	Treatment of convertible debt instruments, including accrued interest and a change in conversion terms.

b.	Valuation of an investment in H. Quotient, Inc. paid for with Veridien common shares.

Appropriate Accounting Principles
Our comments regarding appropriate accounting principles are set out below.

Concluding Comments
The ultimate responsibility for the decision on the appropriate application of accounting principles generally accepted in the United States for an actual transaction rests with the preparers of financial statements, who should consult with their continuing auditor. Our judgments on the appropriate applications of accounting principles generally accepted in the United States for the described specific transaction is based solely on the facts provided to us, and should the communicated facts and circumstances differ, our conclusion may change.

Restricted Use
This report is intended solely for the information and use of the board of directors and management of Veridien Corporation and is not intended to be and should not be used by anyone other than these specified parties.

Consolidation of Mycosol, Inc. Mycosol is a privately-held development-stage research entity formed prior to 2004. Veridien is required to consolidate its investment in Mycosol effective June 30, 2004, the date that Veridien began financing more than half of Mycosol’s cash flow needs. The consolidation is treated like the purchase of an entity, with Goodwill recognized at June 30th. The authoritative accounting literature is Financial Accounting Standards Board Interpretation Number 46(R), Consolidation of Variable Interest Entities (FIN 46R), issued December 2003 and effective for public companies for periods ending after December 15, 2003.

Mycosol has been financed by issuance of its common stock, convertible preferred stock and debt that is convertible into convertible preferred stock. Common stock was issued at Mycosol’s inception in 2003 to Mycosol founders with little or no money invested by those founders in

Mycosol. Financing for the entity has been provided through the issuance of convertible preferred stock and debt that is convertible into convertible preferred stock. The entities that control Mycosol provide financial security that is not evident in common stock ownership.

Veridien began investing in Mycosol in December 2003 and have continued through the current date. The chart below that sets out the investments of Veridien and another investor at the end of recent quarters shows that Veridien became an equal investor in the first quarter of 2004 and the primary financier on June 3, 2004, at or near the time Veridien entered an agreement described below.

Veridien became the primary beneficiary of Mycosol late in the second quarter when it provided more than half of Mycosol’s total financial support. FIN 46R paragraphs 4h and 4h(3) specify the requirement for more than half of the support for an entity such as Mycosol that is deemed to be a business. Mycosol is deemed to be a business because it has all three of the elements necessary to be a business. [Elements of a business described in Appendix C of Fin 46R include inputs, processes and outputs; inputs are assets, intellectual property and employees; processes are systems and standards necessary for normal, self-sustaining operations; and outputs are the ability to obtain access to customers] Mycosol is expected to begin selling directly to its own customers in 2005.

	Preferred Stock		Convertible Debt
	Witsell	Veridien	Veridien
December 31, 2003	$125,000	$50,000	$—
March 31, 2004	125,000	125,000
June 30, 2004	125,000	125,000	125,000
September 30, 2004	125,000	125,000	350,000
December 31, 2004	125,000	125,000	470,000

The consolidation procedures should include recognition of goodwill as of June 3, 2004. Goodwill in consolidations is subject to periodic tests to determine if the value of the investment in Mycosol has been impaired. Mycosol’s results of operations are to be consolidated with Veridien’s operating results of operations beginning June 3, 2004.

The companies signed a Memorandum of Agreement in June 2004 (amended in 2005) that described a strategic alliance and common focus that included the following parameters ~

1.	Veridien has the right to invest an additional $1,325,000. Apparently there could be no other investors as long as Veridien made the payments over a one year plus timetable. The investment amount is a substantial amount of money based on previous expenditures.

2.	The agreement stated that if Veridien made all the investments it would have sufficient convertible preferred stock and common stock warrants to own 37 1/2% of Mycosol.

3.	The agreement required Veridien to issue 6,000,000 Veridien shares to Mycosol principals, and to pay them $110,000 cash to settle Mycosol compensation issues.

4.	Mycosol principals transferred to Veridien sufficient shares to represent a 12 1/2% ownership in Mycosol.

The modified Memorandum of Agreement included the following parameters set out below. Although Veridien did not follow exactly the funding timetable of the original Memorandum of Agreement, Mycosol did not attract other funding. [The lack of funding from others even when Veridien did not honor the timetable is further proof that Veridien was solely responsible for funding.]

7

1.	Veridien has the right to invest an additional $500,000. Other investors cannot be involved as long as Veridien made the scheduled payments.

2.	The agreement indicates the possibility for Veridien to own more than half of Mycosol’s common stock if all of the investment was made.

3.	Consolidation should occur as if Veridien purchased Mycosol as that term is used in accounting literature.

The consolidating eliminating entry at June 30, 2004 should be:

	Debits	Credits
Note receivable from Mycosol		125,000
Investment in preferred stock of Mycosol		125,000
Goodwill	208,165
Convertible debentures (Mycosol debt to Veridien)	125,000
Undesignated preferred stock (Veridien and Witsell)	250,000
Common stock (Mycosol’s)	2,800
Paid in capital (Mycosol’s)	172
Accumulated deficit (Mycosol’s)		223,515
Minority interest in loss of subsidiary (2004 6-month portion)		112,622

•	you have not engaged us to review your December 31, 2004 consolidating entry.

•	the above does not include the $110,000 fee paid to Veridien by Mycosol, which would also be eliminated in the consolidation.

Debentures Converted to Veridien’s common stock in 2004. In 2000, Veridien borrowed $600,000 by issuing debentures due in 2003 and convertible anytime to common stock at $.15 per share. In September 2003, after the debentures came due, no one had converted because the conversion rate was significantly above the current market trading price of $.058 per share. Veridien offered to modify the terms for these investors as follows:

•	conversion of principal only at $.05 per share

•	forgiveness of accrued interest.

As of the September 2003, the accrued interest was $200,000. The authoritative literature includes various pronouncements related to “Troubled Debt Restructuring.” As quoted, “Where the debtor satisfies a debt in full by . . . granting an equity interest to the creditor and the fair market value of the . . . equity interest is less than the recorded (amount due) . . . the difference is a gain to the debtor.”

Here, the accounting entry would be to debit the debentures payable and accrued interest payable, credit capital stock for the market value of the stock issued, and record a “Gain on debt restructuring” for the difference. This gain is an ‘other income’ item not includible in operating income, but not an extraordinary item either.

Investment in H Quotient, Inc. On March 28, 2003, Veridien purchased 276,267 shares of H. Quotient, Inc. for 5,000,000 shares of Veridien common stock. The then-trading price of H.Quotient shares was $.625 per share, or $172,667.

We agree that this transaction should have been recorded at the fair value that could be determined most reliably. SEC does not allow a discount to a Registrant’s shares for any restriction lasting 1 year or less. Hence, the absence of the ‘free trading’ attribute of Veridien shares is not sufficient to allow any discount. At March 28, 2003, Veridien’s shares were trading at $200,000.

Based on the above, the $172,667 should have been the initial recorded value of the transaction.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

8